UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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Illumina, Inc.
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Illumina
2015 Proxy Roadshow
May 5 – 7, 2015
© 2015 Illumina, Inc. All rights reserved.
Illumina, 24sure, BaseSpace, BeadArray, BlueFish, BlueFuse, BlueGnome, cBot, CSPro, CytoChip, DesignStudio, Epicentre, ForenSeq, Genetic Energy, GenomeStudio, GoldenGate, HiScan, HiSeq, HiSeq X, Infinium, iScan, iSelect, MiSeq, MiSeqDx, MiSeq FGx, NeoPrep, NextBio, Nextera, NextSeq, Powered by Illumina, SureMDA, TruGenome, TruSeq, TruSight, Understand Your Genome, UYG, VeraCode, verifi, VeriSeq, the pumpkin orange color, and the streaming bases design are trademarks of Illumina, Inc. and/or its affiliate(s) in the US and/or other countries. All other names, logos, and other trademarks are the property of their respective owners.
illumina®

Safe Harbor Statement
This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, array, PCR, diagnostics, and consumables technologies and to deploy new products and applications, and expand the markets, for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, and (iv) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

illumina®

Executive Summary of Proposal 4 New plan reflects best practices in equity compensation Request approval of the 2015 Plan Replaces the current 2005 Illumina and the 2008 Verinata plans Authorizes an additional 2.7 million shares Shares are expected to last a minimum of 5 years; plan term is 10 years Plan has been updated to reflect best practices already adopted by ILMN Administered by the Compensation Committee No re-pricing or backdating of stock options or stock appreciation rights No discounted stock options or stock appreciation rights Awards are subject to forfeiture and clawback No liberal share counting illumine 3

Illumina’s Equity Compensation Philosophy
Program is based on guiding principles
Equity Compensation Philosophy
Used to attract, retain and motivate new and existing employees
Aligns employee and stockholder interests
Granted to our high-performing employees and executives to generate long-term shareholder value illumina®

Share Balance by Year
New plan will fund the program for more than 5 years
7,500 5M shares added
5,000
2,500
-
2010 2011 2012 2013 2014
Available Shares to Grant (M)

Net Grants by Year
Decreasing share grants track stock price increase
4,000
3,000
2,703 2,444
2,189 2,169 2,000
1,470
1,000
0
2010 2011 2012 2013 2014 Net Grants (M) Employees
1. Grant volumes declined in 2014 due to the increase in stock price
2. Grant figures include RSUs, PSUs and options, net of cancelations

Gross Burn Rate Disciplined annual share granting practice 3.0% 2.7% 2.6% 2.0% 1.8% 1.6% 1.1% 1.0% 0.0% 2010 2011 2012 2013 2014 Gross Burn Rate (%) 1. Gross burn rate is defined as the number of shares granted divided by weighted average shares outstanding illumina 7

Capital Deployment Strategy for Long-Term Growth
Equity buybacks partially offset dilution from shares granted
Equity Repurchases
New $150M 10b5-1 authorization1 $96M discretionary authorization remaining Committed to managing share dilution
Invest for Growth
Prioritize R&D investment
ERP and business process programs
Clinical readiness
Acquisitions
Myraqa to boost regulatory talent ALL for digital microfluidics
NextBio enhanced informatics capabilities
Significant Share Repurchases
4,000
2,000
-
2010 2011 2012 2013 2014 Shares Repurchased (M)
Additional Dilution Management
Repurchased ~5M shares when issuing the 2016 convertible (2011) Repurchased 3M warrants (2013) Removed 3.2M shares due to buy back of some of the 2016 convertibles (2014)
1. Illumina’s Board of Directors authorized $150M of additional repurchases under a 10b5-1 plan on May 1, 2015

Superior Revenue & non-GAAP EPS Growth
Innovation drives profitable growth
Revenue ($millions)
$2,000 $1,500 $1,000 $500 $0
Revenue CAGR: 20%
EPS CAGR: 27%
2010 2011 2012 2013 2014
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Non-GAAP EPS
Revenue
Non-GAAP EPS1
1. Non-GAAP diluted EPS

illumina

Five-Year Stock Performance
Strong history of outperformance
600% 500% 400% 300% 200% 100% 0% -100%
HiScanSQ Begins Shipping
HiSeq 2000 and Genome Analyzer IIe Launched
MiSeq & BaseSpace Launched
HiSeq 2500 Announced
HiSeqX Ten & NextSeq Launched
12/31/2009 12/31/2010 12/31/2011 12/31/2012 12/31/2013 12/31/2014
Illumina
S&P 500
Life Sciences
1. Stock performance as defined by total return to shareholders
2. Life Sciences return is an average of total shareholder return of A, AFFX, BRKR, DHR, HOLX, LIFE, PKI, QGEN, SIAL, TECH, TMO and WAT

Illumina

Financial Outlook
Delivering strong growth for the foreseeable future
2015
Revenue Non-GAAP EPS
+20% YoY $3.36 – $3.42
1. Revenue guidance assumes 300 bps of Fx headwind assuming current exchange rates as of April 21, 2015
2. Non-GAAP EPS includes stock based compensation
3. Guidance given via press release and 8-K on April 21, 2015 illumina

Conclusion
A yes vote enables continued shareholder value creation
Board of Directors recommends a yes vote
We use equity compensation to align employee and shareholder interests
We have a disciplined annual share granting practice
We have a strong track record of performance stemming from our overall strategic plan, including equity compensation We have a culture of strong corporate governance illumina

GAAP to non-GAAP Reconciliations
Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial measures under GAAP include substantial charges such as stock compensation expense, amortization of acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include, through the first quarter of 2014, the double dilution associated with the accounting treatment of the Company’s 0.625% convertible senior notes and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

illumina

Reconciliation Between GAAP and Non-GAAP Net

Income Per Share:

	Years Ended
	December 28, 2014	December 29, 2013	December 30, 2012	January 1, 2012	January 2, 2011
GAAP net income per share - diluted	$2.37	$0.90	$1.13	$0.62	$0.87
Pro forma impact of weighted average shares(1)	—	0.01	0.02	0.03	0.06
Adjustments to net income:
Amortization of acquired intangible assets	0.32	0.32	0.12	0.09	0.06
Non-cash interest expense(2)	0.26	0.26	0.27	0.24	0.16
Legal contingencies(3)	(0.24)	0.96	0.02	(0.02)	—
Loss on extinguishment of debt	0.21	—	—	0.28	—
Headquarter relocation(4)	0.04	0.02	0.20	0.31	—
Cost-method investment related (gain) loss, net	(0.03)	(0.44)	(0.35)	—	0.10
Contingent compensation expense(5)	0.03	0.10	0.07	0.04	0.03
Acquisition related (gain) expense, net(6)	(0.02)	(0.08)	0.02	0.01	(0.09)
Impairments(7)	—	0.18	0.16	—	—
Unsolicited tender offer related expense	—	0.10	0.17	—	—
Inventory revaluation adjustment(8)	—	—	0.01	—	—
Recovery of previously impaired note receivable	—	—	(0.05)	—	—
Restructuring	—	—	0.03	0.06	—
Incremental non-GAAP tax expense(9)	(0.20)	(0.53)	(0.23)	(0.36)	(0.13)

Non-GAAP net income per share – diluted(10)	$2.74	$1.80	$1.59	$1.30	$1.06

Shares used in calculating non-GAAP diluted net income per share	148,815	138,888	132,725	135,154	134,375

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$353,351	$125,308	$151,254	$86,628	$124,891
Amortization of acquired intangible assets	48,165	44,685	15,541	12,689	7,805
Non-cash interest expense(2)	38,154	36,403	35,180	32,495	20,832
Legal contingencies(3)	(35,931)	133,701	3,021	(2,300)	—
Loss on extinguishment of debt	31,360	555	—	37,611	—
Headquarter relocation(4)	5,638	2,624	26,328	41,826	—
Cost-method investment related (gain) loss, net	(4,427)	(61,357)	(45,911)	—	13,223
Contingent compensation expense(5)	4,265	13,610	9,151	6,057	3,675
Acquisition related (gain) expense, net(6)	(2,639)	(11,617)	2,774	919	(11,429)
Impairments(7)	(485)	25,214	21,438	—	—
Unsolicited tender offer related expense	—	13,621	23,136	—	—
Inventory revaluation adjustment(8)	—	458	1,458	—	—
Recovery of previously impaired note receivable	—	—	(6,000)	—	—
Restructuring	—	—	3,522	8,136	—
Incremental non-GAAP tax expense(9)	(30,234)	(73,542)	(30,464)	(48,053)	(16,813)

Non-GAAP net income(10)	$407,217	$249,663	$210,428	$176,008	$142,184

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	148,977	139,936	133,693	138,937	143,433
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes(1)	(162)	(1,048)	(968)	(3,783)	(9,058)

Weighted average shares used in calculation of non-GAAP diluted net income per share	148,815	138,888	132,725	135,154	134,375

Footnotes to the Reconciliation Between GAAP and Non-GAAP Measures:

1)	Pro forma impact of weighted-average shares includes the impact of double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay.

2)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

3)	Legal contingencies primarily represent estimated damages accrued for our patent litigation. Legal contingencies in fiscal 2014 primarily represented a gain related to the settlement of our patent litigation with Syntrix Biosystems, Inc., partially offset by the expenses recorded upon our litigation settlement and pooling of patents with Sequenom, Inc. Legal contingency charges in 2013 primarily represented estimated damages accrued for our patent litigation with Syntrix Biosystems, Inc.

4)	The Company relocated its headquarters to a new facility in San Diego, California, in 2011. Headquarter relocation for fiscal 2014 and 2013 consisted of accretion of interest expense on lease exit liability and changes in related costs. Headquarter relocation for fiscal 2012 and fiscal 2011 consisted of cease-use loss, double rent expense during the transition to the new facility, accretion of interest expense on lease exit liability, and moving costs.

5)	Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

6)	Acquisition related (gain) expense, net in fiscal 2014, 2013, and 2012 consists primarily of net gains and expense from changes in fair value of contingent consideration and transaction related costs. Acquisition related (gain) expense, net in fiscal 2011 consisted of an acquired in-process research and development charge related to a milestone payment for a prior acquisition, offset by changes in the fair value of contingent consideration. Acquisition related (gain) expense, net in fiscal 2010 consists of an acquired in-process research and development charge related to a milestone payment for a prior acquisition, acquisition expenses, offset by a gain recorded for the difference between the carrying value of a cost-method investment prior to acquisition and the fair value of that investment at the time of acquisition and gains from changes in fair value of contingent consideration.

7)	Impairments in fiscal 2014 represent a net gain of $0.5 million, which consisted of a gain on an asset sale associated with a non-core product line discontinued in 2013, partially offset by an intangible asset impairment. Impairments in fiscal 2013 represent asset impairment charges recorded upon the decision to discontinue the non-core product line. Impairments in fiscal 2012 related to an in-process research and development intangible asset.

8)	Inventory revaluation adjustments represent additional cost of goods sold recognized from inventories revalued upon acquisitions of Verinata Health, Inc. in 2013 and BlueGnome Ltd in 2012.

9)	Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

10)	Non-GAAP net income and diluted net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted net income per share are key drivers of the Company’s core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Guidance Reconciliation Between GAAP and Non-GAAP

Net Income Per Share:

Fiscal Year 2015
Diluted net income per share
Non-GAAP diluted net income per share	$3.36 - $3.42
Amortization of acquired intangible assets	(0.21)
Non-cash interest expense (1)	(0.17)
Cost-method investment gain, net (2)	0.06
Acquisition related gain, net	0.04
Headquarter relocation (3)	(0.01)

GAAP diluted net income per share	$3.07 - $3.13

1)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

2)	Cost-method investment gain, net consists primarily of a gain on the sale of an investment partially offset by impairment charges on other investments.

3)	Headquarter relocation represents accretion of interest expense on lease exit liability.